Exhibit 4.1
Execution Version
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture, dated as of January 6, 2021 (this “Supplemental Indenture”), is among CENTAURI PLATFORM HOLDINGS, LLC, a Delaware limited liability company, and each other entity signatory hereto identified in the signature pages hereto as an Additional Guarantor (each, an “Additional Guarantor” and collectively, the “Additional Guarantors”), KBR, INC., a Delaware corporation (together with its successors and assigns, the “Company”), each other existing Subsidiary Guarantor under the Indenture referred to below, and CITIBANK, N.A., as Trustee (in such capacity, the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company, the existing Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of September 30, 2020 (as amended, supplemented, or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $250,000,000 of 4.750% Senior Notes due 2028 of the Company (the “Notes”);
WHEREAS, Section 3.10 of the Indenture provides that after the Issue Date, the Company is required to cause certain of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured basis; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Subsidiary Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture in order to add Guarantees with respect to the Notes, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
Definitions
SECTION 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Agreement to be Bound; Subsidiary Guarantee
SECTION 2.1 Agreement to be Bound.  Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including pursuant to Article X.  Each Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
SECTION 2.2 Subsidiary Guarantee.  Each Additional Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture.
ARTICLE III
Miscellaneous
SECTION 3.1 Notices.  All notices and other communications to each Additional Guarantor shall be given as provided in Section 12.1 of the Indenture.
SECTION 3.2 Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.3 Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4 Severability Clause.  If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Supplemental Indenture will continue in full force and effect.
SECTION 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
SECTION 3.6 Multiple Originals; Electronic Signatures.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart thereof.  The words “execution,” “signed,” “signature,” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.
SECTION 3.7 Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.8 Execution, Delivery and Validity.  Each of the Company and the Additional Guarantors represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
COMPANY:

KBR, INC.

By: /s/ Stuart J. B. Bradie
 Name: Stuart J. B. Bradie
 Title:   President and Chief Executive Officer
ADDITIONAL GUARANTORS:

CENTAURI PLATFORM HOLDINGS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
CENTAURI HOLDINGS PARENT, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
CENTAURI EQUITY HOLDINGS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
CENTAURI FINANCING HOLDINGS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
CENTAURI GROUP HOLDINGS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
KORD TECHNOLOGIES, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
WINDJAMMER, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
XEBEC GLOBAL CORPORATION

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
PACIFIC DEFENSE SOLUTIONS LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
PRETALEN LTD

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
THE DESIGN KNOWLEDGE COMPANY

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
3 MAST HOLDINGS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
ALPHA ASSOCIATES, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
CENTAURI, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
DEPENDABLE GLOBAL SOLUTIONS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
TITUS GROUP, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President Government Solutions
[Signature Page to Supplemental Indenture]

SUBSIDIARY GUARANTORS:

KBR OVERSEAS, INC.
KBR TECHNICAL SERVICES, INC.
KBR USA LLC
KBR GROUP HOLDINGS, LLC
KBR HOLDINGS, LLC
KELLOGG BROWN & ROOT LLC
TECHNICAL STAFFING RESOURCES, LLC

By: /s/ Stuart J. B. Bradie
 Name: Stuart J. B. Bradie
 Title:   President and Chief Executive Officer
GLOBAL LOGISTICS SUPPORT, LLC
KBR SERVICES, LLC
KBR WYLE SERVICES, LLC
WYLE INC.
WYLE INFORMATION SYSTEMS, LLC

By: /s/ William Byron Bright
 Name: William Byron Bright
 Title:   President
KBR CONSTRUCTION COMPANY, LLC
KBR ENGINEERING COMPANY, LLC

By: /s/ Jay Ibrahim
 Name: Jay Ibrahim
 Title:   President, Energy Solutions
KBR DIEGO GARCIA, LLC

By: /s/ Ella E. Studer
 Name: Ella E. Studer
 Title:   Senior Vice President & Chairman
[Signature Page to Supplemental Indenture]

CITIBANK, N.A., as Trustee

By: /s/ Danny Lee
 Name: Danny Lee
 Title:   Senior Trust Officer
[Signature Page to Supplemental Indenture]